                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under 14a-12

                            IMPAX LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|  No Fee Required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544


--------------------------------------------------------------------------------



         Dear Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Thursday, May 15, 2003 at 10:00 A.M., Pacific Savings Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

         The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors and ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

         At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date, and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

         Thank you for your cooperation.

                                         Very truly yours,



                                         Charles Hsiao, Ph.D.
                                         Chairman and Co-Chief Executive Officer

April 11, 2003

                            IMPAX LABORATORIES, INC.
                              30831 Huntwood Avenue
                            Hayward, California 94544

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON May 15, 2003

--------------------------------------------------------------------------------

                  To the Stockholders of Impax Laboratories, Inc.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Impax Laboratories, Inc. (the "Company") will be held on Thursday, May 15, 2003 at 10:00 A.M., Pacific Savings Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404, for the following purposes:

                  (1) To elect ten directors to serve for the ensuing year.

                  (2) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

                  (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                  Only stockholders of record at the close of business on April 7, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                            By Order of the Board of Directors



                                            CORNEL C. SPIEGLER
                                            Secretary

Hayward, California
April 11, 2003

                            Impax Laboratories, Inc.
                              30831 Huntwood Avenue
                            Hayward, California 94544


                     --------------------------------------
                                 PROXY STATEMENT
                     --------------------------------------

                               GENERAL INFORMATION

General

         This Proxy Statement (first mailed to stockholders on or about April 11, 2003) is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock") and Series 2 Convertible Preferred Stock, par value $.01 per share (the "Series 2 Preferred"), of Impax Laboratories, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 15, 2003 at 10:00 A.M., Pacific Savings Time, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

         At the Annual Meeting, stockholders will consider and vote upon: (i) the election of ten directors to the Board of Directors, and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003.

         Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited by mail or electronically through the Internet; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock and Series 2 Preferred (collectively, the "Capital Stock").

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Capital Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy, and (ii) ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

         Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of Capital Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company, and in accordance with their best judgment on any other matters that may properly come before the meeting.

         The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which the Company did not receive notice by February 22, 2003 were to be presented at the Impax Laboratories, Inc. Annual Meeting; (ii) approval of the Minutes of a prior meeting of Stockholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Impax Laboratories, Inc. Annual Meeting. In connection with such matters, the person named in the enclosed proxy will vote in accordance with their best judgment.

Record Date and Voting Rights

         On April 7, 2003, there were issued and outstanding 47,880,998 shares of Common Stock and 75,000 shares of Series 2 Preferred. Only stockholders of record at the close of business on April 7, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Each share of Common Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting. The holders of shares of Series 2 Preferred vote, in general, as a single class with the holders of the Common Stock, on all matters voted on by the stockholders of the Company, with each holder of Series 2 Preferred entitled to the number of shares of Common Stock into which that holder's shares would then be convertible. At the Record Date, each share of Series 2 Preferred was convertible into 20 shares of Common Stock. Accordingly, as of the Record Date, the holders of the shares of Common Stock and Series 2 Preferred are entitled to cast a total of 49,380,998 votes.

         The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the ten nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of PricewaterhouseCoopers LLP.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. As a result, abstentions from the vote to consider the ratification of the appointment of PricewaterhouseCoopers LLP and broker non-votes are effectively treated as votes against the proposal, making it more difficult to obtain the necessary approval for this proposal. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees for director will not be counted as a vote for any such nominee. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

   BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of February 28, 2003 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Capital Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock or Series 2 Preferred; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                                       Shares Beneficially Owned+
                                                     ---------------------------------------------------------------
                                                                                                Series 2
                                                             Common Stock                   Preferred Stock
                                                     ----------------------------   --------------------------------
       Name and Address of Beneficial Owner           No. of Shares     Percent       No. of Shares       Percent
---------------------------------------------------  ---------------  -----------   -----------------  -------------
Leslie Z. Benet, Ph.D.(1)..........................          7,600        *                      --               --
   533 Parnassus Avenue, U-68
   San Francisco, CA 94143

Robert L. Burr (2).................................         19,267        *                      --               --
   Windcrest Discovery Capital Partners, LLC
   122 East 42nd Street
   New York, NY 10168

Barry R. Edwards (3)...............................        366,901        *                      --               --
   Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

David J. Edwards (4)...............................         31,533        *                      --               --
   Windcrest Discovery Investments, LLC
   122 East 42nd Street
   New York, NY 10168

Nigel Fleming, Ph.D.(5)............................         20,000        *                      --               --
   2360 Pacific Avenue, #504
   San Francisco, CA 94115

Charles Hsiao, Ph.D. (6)...........................      5,260,650       10.7                    --               --
   Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Larry Hsu, Ph.D. (7)...............................      3,022,212        6.2                    --               --
   Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

Michael Markbreiter (8)............................         28,333        *                      --               --
   1120 Park Avenue
   New York, NY 10128

Oh Kim Sun (9).....................................         20,012        *                      --               --
   Chemical Company of Malaysia Berhad
   Wisma Sime Darby
   14 Jalan Raja Laut
   50708 Kuala Lumpur, Malaysia

                                                                       Shares Beneficially Owned +
                                                     ---------------------------------------------------------------
                                                                                                Series 2
                                                             Common Stock                   Preferred Stock
                                                     ----------------------------   --------------------------------
       Name and Address of Beneficial Owner           No. of Shares     Percent       No. of Shares       Percent
---------------------------------------------------  ---------------  -----------   -----------------  -------------

Peter R. Terreri (10)..............................         10,000        *                    --              --
   C G M, Inc.
   1445 Ford Road
   Bensalem, PA 19020

May Chu (11).......................................        278,878        *                    --              --
   Impax Laboratories, Inc.
   30831 Huntwood Avenue
   Hayward, CA 94544

David S. Doll (12).................................         36,279        *                    --              --
   Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Cornel C. Spiegler (13)............................         90,081        *                    --              --
   Impax Laboratories, Inc.
   3735 Castor Avenue
   Philadelphia, PA 19124

Michael G. Wokasch (14)............................          4,000        *                    --              --
   5420 Bermer Road
   McFarland, WI 53558

Chemical Company of Malaysia Berhad................      5,426,483      11.3                   --              --
   Wisma Sime Darby
   14 Jalan Raja Laut
   50708 Kuala Lumpur, Malaysia

Chiin Hsiao Children Irrevocable Trust.............      2,601,924       5.4                   --              --
   c/o Laurie A. Miller, Esquire
   3542 Oak Knoll Drive
   Redwood City, CA 94062

J.P. Morgan Chase & Co. (15).......................      6,604,134      13.2               75,000           100.0
   Fleming US Discovery Fund III, L.P..............      4,973,539       9.9               64,637            86.2
   Fleming US Discovery Offshore Fund III, L.P.....        797,295       1.6               10,363            13.8
   J.P. Morgan Investment Management...............        833,300       1.7                   --              --
   J.P. Morgan Chase & Co.
   1221 Avenue of the Americas
   New York, NY 10036

Laurie A. Miller, Esquire (16).....................      3,957,593       8.3                   --              --
   3542 Oak Knoll Drive
   Redwood City, CA 94062

All directors and executive officers as a group
(14 persons) (17)..................................      9,195,746      18.2                   --              --

---------------------------------
    * Less than one percent
    + Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the Capital Stock. Shares currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

(1) Includes options to purchase 4,000 shares of common stock which may be exercised within 60 days; it also includes common stock owned by Dr. Benet's wife.
(2) Includes warrants to purchase 5,000 shares of common stock and options to purchase 667 shares of common stock which may be exercised immediately. Mr. Burr has a consulting agreement with J.P. Morgan Chase & Co. under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. See also Note 15.
(3) Consists of options to purchase 365,000 shares of common stock which may be exercised within 60 days.
(4) Includes options to purchase 8,333 shares of common stock which may be exercised within 60 days.
(5) Includes options to purchase 8,000 shares of common stock which may be exercised with 60 days.
(6) Includes 500,370 shares of common stock held in trust for the benefit of John Hsiao's children, 250,185 shares of common stock held in trust for the benefit of Richard Hsiao's children, options to purchase 399,113 shares of common stock which may be exercised within 60 days and warrants immediately convertible into 667,160 shares of common stock. Does not include 2,601,924 shares of common stock held in the Chiin Hsiao Children Irrevocable Trust, as to which shares Dr. Hsiao does not have voting or dispositive power.
(7) Includes options to purchase 255,185 shares of common stock which may be exercised within 60 days and warrants immediately convertible into 667,160 shares of common stock. Does not include 1,254,320 shares of common stock held in the Hsu Children Irrevocable Trust, as to which shares Dr. Hsu does not have voting or dispositive power.
(8) Consists of options to purchase 28,333 shares of common stock which may be exercised within 60 days.
(9) Includes options to purchase 12,412 shares of common stock which may be purchased within 60 days. Mr. Oh Kim Sun is an Executive Director with the Chemical Company of Malaysia.
(10) Consists of options to purchase 10,000 shares of common stock which may be exercised within 60 days.
(11) Includes options to purchase 127,262 shares of common stock which may be exercised within 60 days; it also includes common stock and options owned by Mrs. Chu's husband, Mr. John Chu, an outside consultant of the Company.
(12) Includes options to purchase 34,000 shares of common stock which may be exercised within 60 days.
(13) Includes options to purchase 80,000 shares of common stock which may be exercised within 60 days.
(14) Consists of options to purchase 4,000 shares of common stock which may be exercised within 60 days.
(15) Includes warrants to purchase an aggregate of 625,000 shares of common stock which may be exercised within 60 days and 75,000 shares of Series 2 Preferred Stock immediately convertible into 1,500,000 shares of common stock.
(16) Includes 2,601,924 shares of common stock owned by the Chiin Hsiao Children Irrevocable Trust and 1,254,320 shares of common stock owned by the Hsu Children Irrevocable Trust, for which Laurie A. Miller, as corporate counsel to Impax Pharmaceutical, serves as trustee, and therefore may be deemed to beneficially own the shares held by the trust. Ms. Miller disclaims beneficial ownership of these shares. Also includes options to purchase 10,007 shares of common stock which may be exercised within 60 days.
(17) Includes options and warrants to purchase 2,771,727 shares of common stock which may be exercised within 60 days.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Ten directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages, the year in which each became a director, and their principal occupations or employment during, at least, the past five years are as follows:

                                                      Director
              Name                         Age         since                 Positions with Impax
-------------------------------------  -----------  ------------  ---------------------------------------------------
Leslie Z. Benet, Ph.D.                      65          2001       Director
Robert L. Burr                              52          2001       Director
Barry R. Edwards                            46          1999       Co-Chief Executive Officer and Director
David J. Edwards                            37          1999       Director
Nigel Fleming, Ph.D.                        49          1999       Director
Charles Hsiao, Ph.D.                        59          1999       Chairman, Co-Chief Executive Officer and Director
Larry Hsu, Ph.D.                            54          1999       President and Director
Michael Markbreiter                         41          1997       Director
Oh Kim Sun                                  54          1999       Director
Peter R. Terreri                            45          2003       Director

         Leslie Z. Benet, Ph.D. has been a Professor since 1978 of, and has also served as Chairman of, the Department of Biopharmaceutical Sciences, University of California, San Francisco. Dr. Benet received his A.B. (English), B.S. (Pharmacy), and M.S. from the University of Michigan, and his Ph.D. from the University of California. Dr. Benet has received five honorary doctorates:
Uppsala University, Sweden (Pharm.D., 1987); Leiden University, The Netherlands (Ph.D., 1995); University of Illinois at Chicago (D.Sc., 1997); Philadelphia College of Pharmacy and Science (D.Sc., 1997); and Long Island University (D.Sc., 1999). Dr. Benet's research interests, more than 400 publications, and ten patents are in the areas of pharmacokinetics, biopharmaceutics, drug delivery, and pharmacodynamics. In 1985, Dr. Benet served as President of the APhA Academy of Pharmaceutical Sciences. During 1986, Dr. Benet was a founder and first President of the American Association of Pharmaceutical Scientists
(AAPS). In 1987, Dr. Benet was elected to membership in the Institute of Medicine (IOM) of the National Academy of Sciences. Dr. Benet has received the highest scientific award of AAPS (1989 and 2000), Rho Chi (1990), American Association of Colleges of Pharmacy (1991), American Society for Clinical Pharmacology and Therapeutics (1995), American Pharmaceutical Association
(2000), and the International Pharmaceutical Federation (2001). Dr. Benet formerly served as Chair of the FDA Expert Panel on Individual Bioequivalence and the FDA Center for Biologics Peer Review Committee, and as a member of the FDA Science Board and the Generic Drugs Advisory Committee. Dr. Benet presently serves as a member of the IOM Board of Health Sciences Policy and chairs the Congressionally mandated IOM Committee on Accelerating the Research, Development and Acquisition of Medical Countermeasures for Biological Warfare Agents.

         Robert L. Burr has been Partner of Windcrest Discovery Capital Partners, LLC since October 2001 and has a consulting agreement with J.P. Morgan Chase & Co. under which he is the lead partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Burr was employed by J.P. Morgan Chase & Co. from 1995 to 2001. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Previously, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. and was a corporate lending officer with Citibank, N.A. Mr. Burr serves on the Board of Directors of Displaytech, Inc. and Hudson Technologies, Inc.

         Barry R. Edwards has been Co-Chief Executive Officer of the Company since December 14, 1999, and a Director since January 1999. From August 1998 until January 1999, Mr. Edwards served as President of the Company, and from January 1999 until December 1999 Mr. Edwards served as Chief Executive Officer of the Company. From 1996 to 1998, Mr. Edwards was Vice President, Marketing and

Business Development for Teva Pharmaceuticals USA, a leading manufacturer of generic drugs. From 1991 to 1996, Mr. Edwards served as Executive Director of Gate Pharmaceuticals, a brand marketing division of Teva Pharmaceuticals USA. Prior to 1991, Mr. Edwards held a number of management functions in strategic planning, corporate development, business development and marketing at Teva Pharmaceuticals USA.

         David J. Edwards is a Partner of Windcrest Discovery Investments, LLC since October 2001. Previously, he was a Partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. In 2000, J.P. Morgan Chase & Co. acquired Fleming Asset Management, which had employed Mr. Edwards since 1994. Prior to that time, Mr. Edwards was an Associate with Booz Allen & Hamilton, a strategic management consulting company based in New York. From 1987 to 1990, Mr. Edwards was a Process Engineer with Exxon Chemical Corporation. Mr. Edwards received an MBA from Harvard Business School and a Masters in Engineering from Cambridge University.

         Nigel Fleming, Ph.D. is presently working on his first nonfiction book. He was the Chief Financial Officer and a director of Bay Area Psychological Testing (BAPTA) from January 1999 to 2002. Dr. Fleming co-founded Biovision, Inc. in 1996 and served as Managing Director and a director of Biovision from 1996 to 1999. Dr. Fleming also served as Chairman, President and Chief Executive Officer of Agricola Technologies, Inc. from July 1996 to December 1998. In November 1986, Dr. Fleming founded Genica Pharmaceuticals Corporation where he served at various times as Chairman, Chief Executive Officer, Board Member and Vice-President, Business Development from 1986 through 1995, when the company was sold to Athena Neuroscience (now Elan Pharmaceuticals), where Dr. Fleming was Director of Business Development for approximately two years. Dr. Fleming obtained his Ph.D. in Clinical Biochemistry from the University of Cambridge in England, and was a lecturer at Harvard Medical School for a number of years.

         Charles Hsiao, Ph.D. has been Chairman, Co-Chief Executive Officer and Director of the Company since December 1999. Dr. Hsiao co-founded Impax Pharmaceuticals, Inc. in 1994, and has served as its Chairman, Chief Executive Officer and a Director since its inception. Dr. Hsiao co-founded IVAX Corporation in 1986 with two partners. By October 1994, when he left the Vice-Chairman position at IVAX, this company had become the world's largest generic pharmaceutical company with approximately 7000 employees and $1 billion in worldwide sales. Dr. Hsiao's technical expertise is in the area of formulation and development of oral controlled-release dosage form. Dr. Hsiao obtained his Ph.D. in pharmaceutics from University of Illinois.

         Larry Hsu, Ph.D. has been President and Director of the Company since December 1999 and also served as Chief Operating Officer from December 1999 until January 2003. Dr. Hsu co-founded Impax Pharmaceuticals, Inc. in 1994 and served as its President, Chief Operating Officer and a Director since its inception. From 1980 to 1995, Dr. Hsu worked at Abbott Laboratories. During his last four years at Abbott, Dr. Hsu was the Director of Product Development in charge of formulation development, process engineering, clinical lot manufacturing, and production technical support of all dosage forms, managing a staff of approximately 250 people. Dr. Hsu obtained his Ph.D. in pharmaceutics from University of Michigan.

         Michael Markbreiter is a private investor since October 2001. Previously he had been a portfolio manager for Sofaer Capital, a global hedge fund, since December 2000. From August 1995 to December 1998, Mr. Markbreiter was a portfolio manager for private equity investments for Kingdon Capital Management Corp., a New York hedge fund. In April 1994, Mr. Markbreiter co-founded Ram Investment Corp., a venture capital company. From March 1993 to January 1994, Mr. Markbreiter was an analyst at Alliance Capital Management Corp. From July 1983 to September 1989, Mr. Markbreiter was an Executive Editor for Arts of Asia magazine. Mr. Markbreiter graduated from Cambridge University with a degree in Engineering.

         Oh Kim Sun has been employed with Chemical Company of Malaysia Berhad
(CCM) since 1983 and currently serves as Group Executive Director of CCM, a Malaysian corporation, whose stock is listed on the Kuala Lumpur Stock Exchange. Mr. Oh is also a director of Cardiome Pharma Corp. which is a Canadian corporation listed on the Toronto Stock Exchange. Mr. Oh is a member of The Malaysian Institute of Certified Public Accountants.

         Peter R. Terreri has over 20 years of experience, primarily in generic pharmaceuticals, with a specialized expertise in finance. Currently, he is President and CEO of CGM, Inc., a manufacturing company that he owns and operates, since 2000. Prior to CGM, Mr. Terreri was Senior Vice President and Chief Financial Officer of Teva Pharmaceuticals USA from 1985 to 2000, where he actively participated in the growth of Teva from a $20 million local generic pharmaceutical company into a global leader in generic pharmaceuticals. He also supervised areas such as operations, sales and marketing, and information technology during his tenure. Mr. Terreri received his BS in Accounting from Drexel University and has been a CPA since 1981.

Committees

         The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating Committee. During the fiscal year ended December 31, 2002, each director then in office attended not less than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committee of the Board on which he served which were held while such person served in office. The Board of Directors held three regular and three special meetings during the fiscal year ended December 31, 2002.

         The Audit Committee, established in October 1995, currently consists of Mr. Robert L. Burr, as Chairman, and Messrs. Michael Markbreiter, Oh Kim Sun and Peter R. Terreri. The Audit Committee's responsibilities are set forth in a written charter adopted by the Audit Committee and the Board of Directors. The members of the Audit Committee are independent (as independent is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards). The Audit Committee reviews with the Company's independent accountants the scope and timing of their audit services, any other services they are asked to perform, the report of independent accountants on the Company's financial statements following completion of their audit, and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee appoints the independent accountants for the ensuing year, subject to ratification by the stockholders. The Audit Committee met six times during the fiscal year ended December 31, 2002.

         The Compensation Committee, established in October 1995, currently consists of Mr. Robert L. Burr, as Chairman, Drs. Leslie Z. Benet and Nigel Fleming, and Mr. David J. Edwards. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation and benefits of all officers of the Company, and reviews general policy matters relating to compensation and benefits of all officers and employees of the Company. The Compensation Committee also administers the 1999 Equity Incentive Plan ("1999 Plan") and the 2002 Equity Incentive Plan ("2002 Plan"). The Compensation Committee met five times during the fiscal year ended December 31, 2002.

         The Nominating Committee, established in October 2002, currently consists of Dr. Nigel Fleming, as Chairman, Dr. Leslie Z. Benet, and Messrs. David J. Edwards and Robert L. Burr. The Nominating Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by stockholders, and makes recommendations to the Board regarding such candidates. The Nominating Committee met one time during the fiscal year ended December 31, 2002.

Audit Committee Report

         The Committee has reviewed the audited financial statements for the year ended December 31, 2002 and has met with management to review and discuss such audited financial statements. The Audit Committee also conducted discussions with its independent accountants, PricewaterhouseCoopers LLP, regarding the matters required by the Statement on Auditing Standards No. 61 (SAS No. 61). As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has received the required written disclosures and confirming letter from PricewaterhouseCoopers LLP regarding its independence and has discussed with PricewaterhouseCoopers LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Audit Committee Report be specifically incorporated by reference.

                               The Audit Committee

                            Robert L. Burr, Chairman
                               Michael Markbreiter
                                   Oh Kim Sun
                                Peter R. Terreri

Compensation Committee Report

         The Compensation Committee of the Board of Directors establishes general compensation policies, compensation plans, and specific compensation levels of the Company's senior executive officers, and reviews the design, administration, and effectiveness of compensation programs for other key executives as well as the Company as a whole.

      The Compensation Committee's executive compensation policies are designed to:

         o    provide competitive levels of compensation;

         o integrate pay with the Company's annual and long-term performance goals;

         o    recognize individual initiative and achievements; and,

         o assist the Company in attracting and retaining qualified executives.

      The key elements of the Executive Compensation program are:

         o    a base salary;

         o    a performance-based annual bonus;

         o periodic grants of stock-based compensation such as stock options and/or shares of restricted stock, which may be subject to vesting requirements; and,

         o benefits such as retirement savings, healthcare, life insurance, and a Company stock purchase plan.


Base Salary and Incentive Compensation

         The base salaries of the Company's senior executive officers are designed to be competitive with the compensation programs offered by companies of a similar size within the specialty pharmaceutical industry. Each year, the Compensation Committee reviews information concerning the salaries within the specialty pharmaceutical industry as a whole, the salaries of the senior executives at the Company's nearest competitors, and the 5-year growth plan of the Company compared with the management tasks at similar growth companies.

         Prior to the beginning of each fiscal year, detailed operating and financial goals are established for the Company. Each senior executive is responsible for accomplishing the goals pertaining to his or her area of responsibility. The Compensation Committee aligns the annual bonus with each of the operating and financial goals. After careful review by the Compensation Committee, the performance-based annual bonus is paid to the executives if the detailed operating and financial goals are met. As set forth in the Summary Compensation Table, each senior executive officer of the Company received bonus compensation in 2002.

Stock Options

         The Company uses its 2002 Equity Incentive Plan (the "Plan") as a long-term incentive plan for executive officers and key employees. The Plan replaced the 1999 Equity Incentive Plan (the "1999 Plan"). The objectives of the Plan with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in the Company. The Plan authorizes the Compensation Committee to award stock options to executive officers and key employees. Stock options granted to executive officers are based upon the level and degree of responsibility of the positions they hold, as well as performance. In general, the options are granted on an annual basis and vest over four years. The options are typically granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In 2002, 2001, and 2000, the Board of Directors granted options to purchase an aggregate of 1,679,934 shares, 593,000 shares, and 859,501 shares, respectively, of the Company's Common Stock under the Plan and/or the 1999 Plan. Information concerning the option grants to certain executive officers is set forth in the Summary Compensation Table.

Discussion of 2002 Compensation for the Chairman/Co-CEO, Co-CEO, and President

         In considering the compensation for Dr. Charles Hsiao, Chairman/Co-CEO, the Compensation Committee determined his compensation based on the compensation levels of comparable specialty pharmaceutical companies. Accordingly, the Compensation Committee determined that the annual salary for the Chairman/Co-CEO for the year 2002 be established at $250,000 and the annual stock option grant for the year 2002 be established at 100,000. After careful review of the Company's performance when compared with its annual financial and operating goals, the Compensation Committee established the performance bonus for the Chairman/Co-CEO at $85,975 for the year 2002.

         In considering the compensation for Barry R. Edwards, Co-CEO, the Compensation Committee determined his compensation based on the compensation levels of comparable specialty pharmaceutical companies. Accordingly, the Compensation Committee determined that the annual salary for the Co-CEO for the year 2002 be established at $250,000 and the annual stock option grant for the year 2002 be established at 300,000. After careful review of the Company's performance when compared with its annual financial and operating goals, the Compensation Committee established the performance bonus for the Co-CEO at $85,975 for the year 2002.

         In considering the compensation for Dr. Larry Hsu, President/Chief Operating Officer, the Compensation Committee determined his compensation based on the compensation levels of comparable specialty pharmaceutical companies. Accordingly, the Compensation Committee determined that the annual salary for the President/Chief Operating Officer for the year 2002 be established at $250,000 and the annual stock option grant for the year 2002 be established at 100,000. After careful review of the Company's performance when compared with its annual financial and operating goals, the Compensation Committee established the performance bonus for the President/Chief Operating Officer at $85,975 for the year 2002.

                           The Compensation Committee

                            Robert L. Burr, Chairman
                             Leslie Z. Benet, Ph.D.
                                David J. Edwards
                              Nigel Fleming, Ph.D.


Compensation of Directors

         Members of the Board of Directors of the Company who are employees received no annual remuneration for acting in that capacity during the fiscal year ended December 31, 2002. The Company's non-employee directors were paid an annual retainer of $12,000. Pursuant to the terms of the 2002 Plan, each non-employee director is granted options to purchase 7,500 shares of Common Stock annually. In addition, a non-employee director, when first selected, is granted an option to purchase 12,000 shares. All of these options vest ratably over three years commencing on the first anniversary of the grant date and are exercisable at the fair value market value on the date of grant. The Company reimbursed its directors for their respective out-of-pocket expenses incurred in attending board and committee meetings. On May 7, 2002, pursuant to the 2002 Plan, Drs. Leslie Z. Benet and Nigel Fleming, and Messrs. Robert L. Burr, David
J. Edwards, Michael Markbreiter, Oh Kim Sun, and Michael G. Wokasch were each granted options to purchase 7,500 shares of common stock at an exercise price of $7.10 per share. On January 21, 2003, Mr. Peter R. Terreri was granted options to purchase 12,000 shares of common stock at an exercise price of $4.30 per share upon his appointment to the Board of Directors.

         In October 2002, the Company entered into a consulting agreement with Mr. David Edwards, a Director of the Company. Mr. Edwards provides consulting services related to a number of strategic and tactical issues. Mr. Edwards was paid $37,500 for services rendered in 2002, and will be paid up to $59,900 for services to be rendered in 2003.

Certain Transactions

         Consulting Agreement. In May 2002, the Company entered into a two-year consulting agreement with Ann Hsu, Ph.D., the wife of Larry Hsu, Ph.D., the President and a Director of the Company. Dr. Ann Hsu provides clinical development consulting services. Under the agreement, Dr. Ann Hsu is entitled to an annual fee of $204,000 plus an annual bonus of up to $50,000 based on the achievement of agreed-upon goals. Dr. Ann Hsu also received an option to purchase 80,000 shares of common stock at an exercise price of $7.10 per share that becomes exercisable in three equal, annual installments beginning in May 2003. Dr. Ann Hsu was paid $114,333 for services rendered in 2002.

Stock Performance Graph

         The graph which follows indicates the cumulative total return on the Company's Common Stock since December 31, 1997, compared with the cumulative total return of companies included in the Nasdaq Stock Market Index and in the Nasdaq Pharmaceutical Stock Index. Cumulative total return on the Company's Common Stock or the index equals the total increase in value since December 31, 1997, assuming reinvestment of all dividends. The graph assumes that $100 was invested on December 31, 1997 in the Company's Common Stock and in each of the indexes. The Company paid no dividends during the period. The data points used for the performance graph are listed in the chart below.

                               [GRAPHIC OMITTED]

                         Impax              Nasdaq        Nasdaq Pharmaceutical
                   Laboratories, Inc.       Index              Stock Index
                   ------------------       ------        ---------------------
December-97              100.00             100.00               100.00
December-98               69.19             141.00               126.94
December-99              138.08             261.51               239.35
December-00              192.44             157.78               298.55
December-01              390.70             125.17               254.44
December-02              116.57              86.54               164.39



Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2002, the Company's directors, officers and beneficial owners of 10% or more of the Company's Common Stock were in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended.

         THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE TEN NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation earned by or paid to the Company's Chairman, each Co-Chief Executive Officer, the President, and the Company's other three most highly compensated executive officers for 2002, 2001 and 2000.

                                                                                                          Long-Term
                                                                     Annual Compensation                 Compensation
                                                      -----------------------------------------------  ----------------
                                                                                        Other Annual     Common Stock
                                                                                        Compensation      Underlying
         Name and Principal Position           Year       Salary ($)      Bonus ($)         ($)           Options (#)
--------------------------------------------  ------  ----------------  ------------   --------------  ----------------
Charles Hsiao, Ph.D.                           2002       249,500          85,975         19,232 (1)      100,000
    Chairman and Co-Chief Executive Officer    2001       195,000         102,395          9,924               --
                                               2000       175,000          52,500          9,085           60,800

Barry R. Edwards                               2002       249,543          85,975         11,173 (2)      300,000
    Co-Chief Executive Officer                 2001       195,000         102,395          9,401               --
                                               2000       174,962          52,500          4,415           50,000

Larry Hsu, Ph.D.                               2002       249,500          85,975         16,416 (4)      100,000
    President and Chief Operating Officer(3)   2001       195,000         102,395          7,854               --
                                               2000       175,000          52,500          6,635           50,000

Cornel C. Spiegler                             2002       184,648          50,816         12,572 (5)       30,000
    Chief Financial Officer                    2001       160,000          40,800         10,123               --
                                               2000       150,135          20,257          4,826           55,000

May Chu                                        2002       166,432          42,221          8,737 (6)       30,000
    Vice President, Quality Affairs            2001       150,000          40,500          2,636               --
                                               2000       134,167          14,500          1,155           31,000

David S. Doll (7)                              2002       162,874         125,894         10,457 (8)       30,000
    Sr. Vice President, Sales and              2001       120,946          22,400          5,453          115,000
    Marketing
-------------------------------

(1) Represents a life insurance premium payment along with gross-up tax payment with respect to such insurance payment of $8,065, 401(k) Plan Company match of $6,000, and Non-Qualified Deferred Compensation Company match of $5,167.

(2) Represents life insurance and long-term disability insurance premium payments along with gross-up tax payments with respect to such insurance payments of $2,523, 401(k) Plan Company match of $5,522, and Non-Qualified Deferred Compensation Company match of $3,128.

(3) On January 2, 2003, Michael G. Wokasch, formerly a member of the Company's Board of Directors, became Chief Operating Officer.

(4) Represents a life insurance premium payment, along with gross-up tax payment with respect to such insurance payment of $5,249, 401(k) Plan Company match of $6,000, and Non-Qualified Deferred Compensation Company match of $5,167.

(5) Represents life insurance and long-term disability insurance premium payments, along with gross-up tax payments with respect to such insurance payments of $3,379, 401(k) Plan Company match of $5,193, and Non-Qualified Deferred Compensation Company match of $4,000.

(6) Represents a life insurance premium payment along with gross-up tax payment with respect to such insurance payment of $276, 401(k) Plan Company match of $5,178, and Non-Qualified Deferred Compensation Company match of $3,283.

(7) Mr. Doll joined the Company in March 2001; his annual salary rate for 2001 was $149,000.

(8) Represents life insurance premium and long-term disability insurance premium payments, along with gross-up tax payments with respect to such insurance payment of $1,648, 401(k) Plan Company match of $3,328, and Non-Qualified Deferred Compensation Company match of $5,481.

Option Grants In Last Fiscal Year

         The following table sets forth information on option grants in the fiscal year ended December 31, 2002 to the persons named in the Summary Compensation Table. The exercise price per share of each option was equal to the fair market value of the Common Stock at the grant date as determined by the Board of Directors.

                                                      Individual Grants
                              -----------------------------------------------------------------
                                                                                                 Potential Realizable
                                                  % of Total                                       Value at Assumed
                                 Number of         Options                                          Annual Rates of
                                 Securities       Granted to                                          Stock Price
                                 Underlying      Employees in      Exercise                        Appreciation for
            Name              Options Granted    Fiscal Year     Price ($/SH)   Expiration Date     Option Term (1)
---------------------------  -----------------  --------------  --------------  ---------------  ---------------------
                                                                                                     5%         10%
                                                                                                 ----------  ---------
Charles Hsiao, Ph.D.                100,000            6.0            6.72          3/8/2012        423,000  1,071,000
Barry R. Edwards                    300,000           17.9            6.72          3/8/2012      1,269,000  3,213,000
Larry Hsu, Ph.D.                    100,000            6.0            6.72          3/8/2012        423,000  1,071,000
Cornel C. Spiegler                   30,000            1.8            6.72          3/8/2012        126,900    321,300
May Chu                              30,000            1.8            6.72          3/8/2012        126,900    321,300
David S. Doll                        30,000            1.8            6.72          3/8/2012        126,900    321,300

---------------------------
(1) This column shows the hypothetical gain or option spreads of the options based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercise of stock options will depend on the future performances of the Common Stock.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End
Option Values

         The following table sets forth information with respect to the number and value of unexercised stock options held at December 31, 2002 by the persons named in the Summary Compensation Table.

                                                              Number of Securities
                                  Shares       Value         Underlying Unexercised            Value of Unexercised
                                 Acquired    Received           Options Held at                in-the-Money Options
             Name               on Exercise     ($)            Fiscal Year End (#)          at Fiscal Year End ($)(1)
----------------------------    -----------  --------    ------------------------------- -------------------------------
                                                           Exercisable    Unexercisable    Exercisable     Unexercisable
                                                         --------------  --------------- ---------------  --------------
Charles Hsiao, Ph.D. ......           --        --           268,425         225,955          797,089           265,696
Barry R. Edwards ..........           --        --           290,000         470,000          182,250            18,225
Larry Hsu, Ph.D. ..........           --        --           265,185         218,395          815,603           271,868
Cornel C. Spiegler ........           --        --            72,500          68,500           54,810                 0
May Chu ...................       20,000      129,400         50,703          70,386          134,974            60,916
David S. Doll .............           --        --            11,500         133,500                0                 0

----------------------------
(1) Based on the last reported sale price on the NASDAQ National Market on December 31, 2002 ($4.01 per share) less the option exercise price.

Employment Agreements

         At the closing of the merger between Global Pharmaceutical Corporation and Impax Pharmaceuticals, Inc., effective December 14, 1999, each of Mr. Barry
R. Edwards and Drs. Hsiao and Hsu entered into a new employment agreement with the Company. Each of these employment agreements has substantially the same terms. Mr. Edward's and Dr. Hsiao's agreements provide that they will serve as Co-Chief Executive Officers of the Company and, in the case of Dr. Hsiao, Chairman of the Board. Dr. Hsu's Agreement provides that he will serve as

President of the Company. The other material terms of these employment agreements are described below.

         Each employment agreement will be for an initial term of three years, and will be renewed automatically for successive one-year terms unless terminated by either party at least six months prior to the expiration of the initial term or any renewal term. Each of the executives will receive an annual salary of at least $175,000 and will be entitled to a bonus, based on criteria established by the Board of the Company. Any bonus paid to one of these three executives must be similarly paid at the same time to the other two executives.

         Any of the executives may be terminated by the Company, either with or without cause. The executive may terminate his own employment for any reason, or for good reason. These terms are defined more fully in the employment agreements. In general, cause means:

      o a material breach of the provisions of the employment agreement relating to proprietary information, trade secrets, confidentiality and non-competition;

      o a material breach of any other provision of the employment agreement that is not remedied within 30 days of such breach;

      o  any act of fraud or embezzlement against the Company; or

      o any indictment of the executive for a felony or other crime that would cause injury to the reputation of the Company.

         In general, good reason means:

      o assignment of duties or a reduction in duties which is inconsistent with the executive's position;

      o a material reduction in executive's salary or benefits not agreed to by the executive;

      o a relocation that would require executive to have commute of more than 50 miles; or

      o  a change in control of the Company.

         In general, a change in control is defined as:

      o the acquisition by any person or entity of ownership or control of more than 50% of the voting power of the Company;

      o a sale or disposition of assets totaling more than 50% of the value of the Company;

      o a merger or reorganization in which the Company's stockholders, immediately prior to the merger, do not own a least 51% of the voting power of the Company after the merger;

      o any transaction where the Company's stockholders, immediately prior to the transaction, do not own at least 51% of the voting power of the Company after the transaction; or

      o any other transaction that the Board determines would materially alter the structure, ownership or control of the Company.

         If the executive is terminated without cause or terminates his employment for good reason, he will be entitled to receive a payment of all accrued and unpaid salary and benefits, plus salary and benefits for the next six months or, if less, the remainder of the term of the employment agreement.

         The executives have also agreed to keep all proprietary information of the Company confidential and to assign all proprietary information or intellectual property developed by the executive during the course of his employment to the Company. Each executive has also agreed that, during the term of the employment agreement and for a period of two years following the termination of his employment, he will not engage in a business competitive with that of the Company or entice any of the Company's customers, suppliers or business partners to end their relationship with the Company.

         In addition to the terms previously described, Mr. Edwards' employment agreement provides that he will receive an option to purchase 270,000 shares of common stock at the prevailing market price at the time the option is granted. The shares covered by this option vest and are exercisable on the following schedule: (i) first year - 0%; (ii) second year - 10%; (iii) third year - 40%;
(iv) fourth year - 50%.

                  PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2003.

           PricewaterhouseCoopers LLP audited the financial statements of the Company for the fiscal year ended December 31, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountant is not required by applicable law, or by Company's bylaws or other governing documents. However, the Audit Committee of the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2003 Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

Principal Accountant Fees and Services

         Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2002 and 2001, were:

                                            2002                   2001
                                         ----------             ----------
     Audit fees                          $  274,635             $  260,640

     Audit related fees                      17,300                 29,000

     Tax fees                                51,700                133,200

     All other fees                              --                     --
                                         ----------             ----------
                Total fees               $  343,635             $  422,840
                                         ==========             ==========

         The audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for audits of the financial statements of the Company, assistance with the review of documents filed with the SEC, issuance of comfort letter, and consents.

         The audit related fees as of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to employee benefit plan audits and consultations concerning financial accounting and reporting standards.

         Tax fees as of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance and consulting, including preparation of tax returns, tax planning and tax advice.

         Although certain specific pre-approval policies and procedures exist related to both audit and non-audit services, the Company is currently reviewing and revising these policies and procedures to satisfy regulatory requirements that will become effective in May 2003.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                              STOCKHOLDER PROPOSALS

         All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2004 must be received by the Company no later than December 12, 2003 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the proxy rules under the Securities Exchange Act of 1934, including Rule 14a-8. Any notice of a shareholder proposal for consideration at the 2004 Annual Meeting that is submitted to the Company outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) if it is submitted after February 26, 2004. Rule 14(a)-4(c)(1) provides that discretionary voting authority may be exercised by the Company with respect to such untimely proposals.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                            Impax Laboratories, Inc.

      This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to Be Held on May 15, 2003.

      The undersigned, a stockholder of Impax Laboratories, Inc. (the "Corporation"), hereby constitutes and appoints Charlie Hsiao, Ph.D. and Cornel
C. Spiegler, and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock and Series 2 Preferred Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 15, 2003, and at any and all adjournments or postponements thereof, as follows:

(1) ELECTION OF DIRECTORS
    |_| FOR the nominees listed below              |_| WITHHOLDING AUTHORITY
        (except as marked to the contrary below)       to vote for all nominees
                                                       listed below

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

Nominees:  Leslie Z. Benet, Ph.D., Robert L. Burr, Barry R. Edwards,
           David J. Edwards, Nigel Fleming, Ph.D., Charles Hsiao, Ph.D., Larry Hsu, Ph.D., Michael Markbreiter, Oh Kim Sun, and Peter R. Terreri

(2) PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS |_| FOR |_| AGAINST |_| ABSTAIN

(3) In their discretion, upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.
                                                    (Continued on reverse side.)





(Continued)

      Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 and 3 above. If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors and FOR Proposal 2.

      A majority of the attorneys and proxies named herein present and acting at the meeting in person or by their substitutes (or if only one is present and acting then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters as may properly come before the meeting.

      Any and all proxies heretofore given by the undersigned are hereby revoked.

                                                   Receipt of the Notice of
                                                   Annual Meeting of
                                                   Stockholders and Proxy
                                                   Statement dated April 11,
                                                   2003 is hereby acknowledged.

                                                   Dated:
                                                         -----------------------

                                                   -----------------------------

                                                   -----------------------------
                                                   Please sign exactly as your
                                                   name(s) appear hereon. If
                                                   shares are held by two or
                                                   more persons each should
                                                   sign. Trustees, executors and
                                                   other fiduciaries should
                                                   indicate their capacity.
                                                   Shares held by corporations,
                                                   partnerships, associations,
                                                   etc. should be signed by an
                                                   authorized person, giving
                                                   full title or authority.

            Please Date, Sign and Mail in the Enclosed Reply Envelope